CORPORATE OFFICER EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT is made between MAGELLAN FILMED ENTERTAINMENT, INC. as Employer and TERRENCE K. PICKEN, as an officer of MAGELLAN FILMED ENTERTAINMENT, INC., effective OCTOBER 1, 2000. The terms and conditions of this Agreement are stated below.

I.     EMPLOYMENT  PROVISION.
       ----------------------

1.)     EMPLOYMENT  POSITIONS;  RESPONSIBILITY,  DUTIES  AND  AUTHORITY.  This
        ----------------------------------------------------------------
Corporate Officer Employment Agreement is made and entered into between MAGELLAN FILMED ENTERTAINMENT, INC., a corporation organized under the laws of the State of Washington, hereinafter referred to as "Corporation" or "Employer" and TERRENCE K. PICKEN, Executive Vice-President and Chief Operating Officer of the Corporation, hereinafter referred to as "Picken" or "Employee" The Corporation and Picken each agree that the Corporation shall employ Picken as the Executive Vice President and Chief Operating Officer and Picken shall perform the responsibilities and duties of, and shall have the full authority of the officer position of Executive Vice-President and Chief Operating Officer of the Corporation for the term stated in Section II of this Agreement, unless sooner terminated pursuant to the provisions of Section VIII of this Agreement.

2.)     RESPONSIBILITIES, DUTIES AND AUTHORITY OF PICKEN. Picken shall have such
        -------------------------------------------------
responsibilities and duties and authority as determined from time to time by the Board of Directors of the Corporation, as provided in the corporate bylaws.

II     TERM  OF  THIS  AGREEMENT
       -------------------------

This Agreement shall have a term of three (3) years beginning October 1, 2000, and shall end September 30, 2003, unless sooner terminated pursuant to the provisions of Section VIII of this Agreement.

III     ALLOCATION  OF  TIME
        --------------------

Picken shall devote as much time, in his judgement, as necessary to perform his duties and responsibilities described in Section I(2) of this Agreement. Picken may engage for his own account, or for the account of others, in other business ventures for which the Corporation shall not be entitled to any interest.

IV.     COMPENSATION.
        -------------

1.)     BASIC SALARY. As consideration for all services to be rendered by Picken
        -------------
to the Corporation, Picken shall be paid the following listed annual salary amounts per year as follows:

First  Year     --     10/01/00-    09/30/01     --     $120,000.00
Second  Year    --     10/01/01  -  09/30/02     --     $150,000.00
Third  Year     --     10/01/02  -  09/30/03     --     $180,000.00

2.)     REGULAR  ANNUAL BONUSES. Each year Picken shall be entitled to an annual
        ------------------------
bonus based on cash flow from operations of the Corporation and its subsidiaries at the end of each fiscal year before deduction of corporate income taxes as determined by Generally Accepted Accounting Principles ("GAAP") for the fiscal years ending December 31, 2001, December 31, 2002 and December 31, 2003 even though the bonus due December 31, 2003 shall come three months after expiration of this Agreement. The bonus shall be calculated as follows:

                                  Bonus % Applicable
                     Pre-Tax Operating     To Each Layer or
                          Cash Flow     Portion Thereof
                          ---------     ---------------
                       First $250,000              5%
                       Next $250,000               4%
                       Next $250,000               3%
                       Next $250,000               2%
                       Amounts over $1 million     1%

In the event this Agreement is terminated as provided for in Section VIII of this Agreement "Termination of Picken's Employment", Picken shall be entitled to a bonus through the Effective Date of Picken's Employment Termination as defined in Section VIII (3) of this Agreement. Such "Termination Bonus" shall be calculated on the same basis as outlined in Section IV (2) of this Agreement and shall be due and payable on the Effective Date of Picken's Employment Termination as set forth in Section VIII (3) of this Agreement.

3.)     PAYMENTS  OF  SALARY  AND  BONUSES.
        -----------------------------------

A.     SALARY. The annual salary provided for in Section IV (1) shall be due and
       -------
payable in monthly installments by the Corporation at the beginning of each month on the first business day of each month, which shall be established by this Agreement as the regular payday.

------
B.  BONUS. The annual bonus provided for in Section IV(2) shall be due and owing
    -----
as of the last day of the Corporate fiscal year and shall be payable within forty-five (45) days from the last day of the corporate fiscal year.

C.     ACCRUALS  OF  UNPAID  SALARY  AND  BONUSES--WHEN  PAID.
       -------------------------------------------------------

(1.)     SALARIES.  In the event the Corporation's cash position is insufficient
         ---------
to pay salary and bonuses when due under this Agreement, any salary payments and bonus payments not paid by the Corporation when due shall accrue as a corporate debt payable to Picken, and shall be paid as soon as possible by the Corporation and in any event, accrued salary shall be paid to the fullest extent possible whenever a payroll is disbursed to other employees of the Corporation.

(2.)     BONUSES.  Any  bonus not paid when due shall accrue as a corporate debt
         --------
payable to Picken and shall be paid to the fullest extent possible whenever any bonus is disbursed to other employees of the Corporation.

(3.)     DEDUCTIONS  FROM  COMPENSATION.  Corporation  shall  have the right and
         ------------------------------
responsibility to deduct all federal, state and local government taxes and other charges as are now in effect, if any, or which may hereafter be enacted or required by applicable government laws and regulations, if any, required as deductions from compensation of Picken as an employee.

(4.)     STOCK  AS  PAYMENT.  Picken  may  elect  in his absolute discretion, to
         -------------------
receive common shares of the Corporation in payment of salary amounts, in excess of $10,000 each month and/or for any salary payments and bonus payments not paid by the Corporation when due and accrued as a corporate debt payable to Picken as described in Section IV (3) C (1) and (2) of this Agreement. The value of any shares issued by the Corporation under this provision of this Agreement shall be based on the closing bid price of the common shares as reported on the OTC Bulletin Board or other generally recognized listing agency on the date the Corporation receives notice from Picken. In the event the Corporation issues restricted shares under this provision, such published per share trade price shall be discounted forty percent (40%).

(5.)     PAST  DUE  UNPAID SALARY AND BONUSES.  Picken and the Corporation agree
         ------------------------------------
to negotiate in good faith settlement of any accrued unpaid salary and bonuses provided for in Section IV (3) C (1) and (2) of this Agreement. Picken and the Corporation further agree that any salary and bonus payments due and unpaid which remain unpaid for a period of 120 days from the date such payment was due, without a settlement mutually agreeable to the parties, shall constitute a breach of this Agreement. Remedies available in the event of Breach of this Agreement are set forth in Section XIII of this Agreement.

V     EMPLOYMENT  BENEFITS  IN  ADDITION  TO  COMPENSATION.
      -----------------------------------------------------

1.)     PARTICIPATION  IN  EXISTING  COMPANY  BENEFIT  PROGRAMS.
        --------------------------------------------------------

A.     MEDICAL AND HEALTH CARE BENEFIT PROGRAM. Picken, as an executive employee
       ----------------------------------------
shall be entitled to receive and shall receive all medical and health care benefits provided by Employer to its executive employees. Such benefits shall be paid for by the Employer for Picken and for Picken's dependents, if any, on the terms and provisions provided in the medical and health care benefit plan; however, if for any reason Picken cannot qualify for the current medical and health care benefits or if the Corporation has no such plan, then Picken shall be entitled to obtain medical and health care benefits coverage from whatever source is available and the Employer shall pay the premium charges for that coverage as an executive employee benefit for Picken.

B.     VACATION  AND  HOLIDAY BENEFITS.  Picken shall be entitled to have a paid
       -------------------------------
vacation for forty-five (45) days each calendar year; plus all paid holidays observed by the Employer. Picken shall use reasonable care in scheduling the vacation time so as to not interfere unreasonably with Employer's business, and Picken's performance of his responsibilities and duties.

2.)     STOCK  OPTIONS.The  Corporation  hereby  grants  Picken  the  option  to
        ---------------
purchase up to 1,000,000 common shares of the Corporation's capital stock at $0.10 per share exercisable at any time and expiring five years from the effective date of this Agreement. These options shall not be cancelled in the event this Employment Agreement expires or is otherwise terminated. This provision shall survive the term of this Agreement. The Corporation intends to adopt a Stock Incentive Plan. Except as otherwise provided herein, these stock options shall be governed by the terms and conditions set forth in the Corporation's Stock Incentive Plan.

3.)     MEMBERSHIP  IN  SOCIAL  AND  ATHLETIC  CLUB. Picken shall be entitled to
        --------------------------------------------
membership in the Bellevue Club or other club comparable to that of the Bellevue Club during the term of this Agreement. The Corporation shall pay all regular dues. Other charges to the account shall be paid to the extent that such charges relate to athletic and/or exercise programs designed to maintain or improve the well-being of Picken and expenses such as business meetings etc. relating to Picken's performance as an officer of the Corporation.

4.)     PARTICIPATION IN OTHER EMPLOYMENT BENEFITS.  Picken shall be entitled to
        -------------------------------------------
receive all other benefits and conditions of employment which may become available to all other executives of the corporation, including by way of illustration, but not limited to, any life insurance benefits, any disability income continuation and any profit sharing and any retirement income plans of any kind, whether qualified or non-qualified, whether pre-funded or not, if any are established after the inception date of this Agreement, and before it expires pursuant to Section II or sooner terminated pursuant to Section VIII of this Agreement

5.)     DEATH  BENEFIT.  In  the  event  of Picken's death at a time before this
        ---------------
Agreement has expired under Section II, or sooner terminated under Section VIII of this Agreement, the Corporation shall pay to Picken's surviving spouse or estate a death benefit payable as the regular payday on the same month on the same day established in Section IV3.A. in the full amount which would otherwise be paid to Picken as salary, if Picken were living, for a period of six months beginning with the first regular payday date after Picken's death.

VI.     EXPENSE  REIMBURSEMENT  AND  AUTOMOBILE  EXPENSE  ALLOWANCE.
        ------------------------------------------------------------

1.)     EXPENSE  REIMBURSEMENT,  GENERALLY.  Picken  will  be  reimbursed  in
        -----------------------------------
accordance with the Employer's company policies for traveling, entertainment and
        -
any other expenses reasonably incurred and related to the performance of Picken's duties and responsibilities on behalf of Employer.

2.)     AUTOMOBILE  ALLOWANCE  PLUS  EXPENSES. In addition, Picken shall receive
        --------------------------------------
$750.00 per month for automobile expense allowance for use of his automobile in business, plus additional reimbursement for insurance, servicing and operation of his automobile in business. This allowance shall be reviewed each anniversary date of this Agreement for adequacy and shall be increased for the following year by the amount Picken's expenses exceed the allowance, subject to approval by the Corporation's Board of Directors.

VII.     DISABILITY  COMPENSATION.
         -------------------------

1.) If Picken becomes disabled at any time, and for any number of times, due to any cause so that he is physically unable to perform his ordinary duties and responsibilities of Executive Vice-President and Chief Operating Officer, pursuant to this Agreement, for a period of thirty (30) days, then Picken shall be entitled to receive, in lieu of salary, an amount equal to his salary, payable at the same time and in the same manner as Picken's salary is paid provided however, that this benefit shall be limited to not more than a total of twelve months during the term of the Agreement, regardless of the number or duration of each disability.

2.) Picken's entitlement to disability income pursuant to this Section VII shall begin and end as determined by a certificate issued by a qualified M.D. or D.O. licensed by the State of Washington to practice in this state. The certificate shall state in substance that TERRENCE K. PICKEN was determined to be disabled and unable to perform the ordinary and usual duties of' Executive Vice-President and Chief Operating Officer of Magellan Filmed Entertainment, beginning with [date] -and Picken's disability continues as of this [date]. Such
               --------                                             ------
a certificate shall be submitted every three (3) months beginning with the date of disability and continuing thereafter until Picken's disability ends and he is able to return to work full time or his disability compensation benefit has been fully used, whichever occurs first.

VIII     TERMINATION  OF  PICKEN'SEMPLOYMENT.
         -----------------------------------

1.)     TERMINATION  BY  THE  CORPORATION.  Picken's  employment  as  Executive
        ----------------------------------
Vice-President and Chief Operating Officer may be terminated by the Board of Directors of the Corporation with or without cause, after receipt by Picken of written notice received at least ninety (90) days in advance of the employment termination date set by the Board of Directors, PROVIDED THAT all terms and provisions of Section VIII2., stated below are met. Such notice ("Notice") shall be sent pursuant to Section XII, below. The termination of Picken's employment shall be effective as stated in Section VIII3., below.

2.)     TERMS AND PROVISIONS OF TERMINATION OF PICKEN'S EMPLOYMENT.Regardless of
        -----------------------------------------------------------
the reasons or purpose of the termination of Picken's Employment, the Corporation shall not and may not terminate Picken's employment as Executive Vice-President and Chief Operating Officer unless and until the Corporation has fully arranged for and commenced performance of the following:

A. Offer in writing by the Corporation, approved by the Board of Directors to purchase all shares of stock of the Corporation directly or beneficially owned by TERRENCE K. PICKEN for cash at least thirty (30) days prior to the proposed termination date of Picken's employment, at the then existing market price based on the average published closing trade price for the five (5) business days prior to the date of Notice referred to in Section VIII (1) above. Picken may elect in his absolute discretion to waive this provision, VIII 2.) A., by notifying the Corporation in writing.

B. Payment, in cash, by the Corporation of all sums then due and owing, if any, as compensation, pursuant to Section IV, Compensation, and/or Section VII, Disability Compensation, of this Employment Agreement.

C. Payment, in cash, by the Corporation of all sums then due and owing, if any, pursuant to Section VI, Reimbursement, of the Employment Agreement.

D. Payment, in cash, by the Corporation for buyout of Remainder of the Employment Agreement at the rate of fifty percent (50%) of the regular salary in effect under Section IV, above, of this Agreement.

3.)     EFFECTIVE DATE OF PICKEN'S EMPLOYMENT TERMINATION, The effective date of
        --------------------------------------------------
Picken's employment termination pursuant to Section VIII of this Agreement shall be the latest of the following dates:

A. The date of Picken's employment termination provided for in the written notice of his employment termination;

B. The Ninety-first (91st) day after receipt by Picken of the written notice of his employment termination;

C.     The  date  of  fulfillment  of  all the terms and provisions of Part VIII
(2)., above, entitled Terms and Provisions of Termination of Picken's Employment by the Corporation.

IX.     PROPERTY  RIGHTS
 .
1.)     INTELLECTUAL  PROPERTY  RIGHTS.  All rights, title and interest of every
        -------------------------------
kind and nature whatsoever, in and to any intellectual property, including any inventions, patents, trademarks, copyrights, films, scripts, ideas, creations and properties invented, created, written, developed, furnished, produced or disclosed by Picken in the course of rendering his services to the Corporation under this Agreement shall, as between the parties hereto, be and remain the sole and exclusive property of the Corporation for any and all purposes and uses whatsoever, and Picken shall have no right, title or interest of any kind or nature therein or thereto, or in and to any results and proceeds therefrom.

2.)     RETURN  OF  ALL  OF THE CORPORATION'S PROPERTY. Upon termination of this
        -----------------------------------------------
Agreement, regardless of how termination may be effected or whenever requested by the Corporation, Picken shall immediately turn over to the Corporation all of the Corporation's property, including all items used by Picken in rendering services hereunder or otherwise, that may be in Picken's possession or under his control.

X.     CONFIDENTIALITY  AND  NON-DISCLOSURE  OF  INFORMATION.

1.)     DURING  EMPLOYMENT.Picken  agrees  that  during  the  entire term of his
        -------------------
employment as an executive officer by this Corporation, he will not disclose to any other person, partnership, company or corporation any confidential information about this Corporation or its related corporations, or the business activities or interests of this Corporation or its related corporations, including,  but  not  limited  to,  the following which is agreed as between the parties to be confidential information: customer data, customer lists, sales figures, sales projections, estimates of any kind, sales proposals, price lists, accounting procedures, any and all accounting records, any technology and applications of technology, developed by the Corporation before or during his employment, EXCEPT such disclosure as is for the benefit of or the furthering of
            ------
the  intent  of  the  Corporation,  or  is  expressly  disclosed  as part of the
                                    --
performance of his duties and responsibilities as Executive Vice-President and Chief Operating Officer.

2.)     SURRENDER  OF  ALL  CONFIDENTIAL  INFORMATION  ON  TERMINATION  OF
        ------------------------------------------------------------------
EMPLOYMENT.Picken  agrees  at  the  time  his  employment  with  the Corporation
        ----
terminates, to turn over to the Corporation any and all confidential information which may be in his possession, including any and all copies thereof, except that one copy of such information may be retained in Picken's confidential legal files for record keeping purposes only.

3.)     FOLLOWING  TERMINATION  OF  EMPLOYMENT. Picken agrees that following the
        ---------------------------------------
termination of his employment with the Corporation, he will not disclose any confidential information, as described in Section X.(1.)., above, which he obtained about the Corporation at any time or for any purpose.

XI     NON-COMPETITION  AFTER  TERMINATION  OF  EMPLOYMENT.
       ----------------------------------------------------

1.)     NON-COMPETITION  PERIOD--DURATION  AND  GEOGRAPHIC SCOPE. Picken and the
        ---------------------------------------------------------
Corporation recognize and acknowledge that in his employment as Executive Vice-President and Chief Operating Officer, he will become familiar with all of the Corporation's products and all of the geographic areas throughout the United States and Canada in which the Corporation already has made marketing efforts and sales of products and services, and he will become knowledgeable about present and future marketing proposals and plans for those products and services in those geographic areas. Picken agrees, as part of the consideration for this Employment Agreement that Picken will not engage directly or indirectly in the business of manufacture or sale of any products or services which compete with the products or services provided by the Corporation or its related corporations for a period of two (2) years within the geographic limits of any state of the United States, or any province of Canada. The parties agree that the phrase "engage directly or indirectly in the business of manufacture or sale of any products or services which compete with the products or services of the
Corporation or its related Corporations" shall include any situation or circumstance in which Picken shall be owner, partner, officer, director or shareholder of a corporation, or agent or employee or consultant of any business entity engaged or about to become engaged in competition with the Corporation.
 .

------
2.)     INJUNCTIVE  RELIEF  FROM COMPETITION BY PICKEN.The parties agree that if
------------------------------------------------
Picken were to violate the provisions of Section XI 1., above, the use by Picken of the information he learned while employed by the Corporation could enable him to engage in basically unfair competition with the Corporation and its related corporations, and that such competition in violation of Section XI (1.), above, probably would cause irreparable harm to the marketing and sales success of the Corporation and its related corporations. Therefore, if Picken violates Section XI 1., above, the Corporation shall be entitled to obtain a temporary restraining order without delay, and proceed to obtain a preliminary injunction and permanent injunction against such violations by Picken and any person, partnership, company or corporation through which or for which he acts, directly or indirectly to violate Section XI (1.), above.

XII.     NOTICES.
         --------

1.)     HOW SENT OR DELIVERED.Any notices sent by any party which is intended to
        ----------------------
give written notice required by this Employment Agreement shall be sent or delivered by sender to the intended recipient by one or more of the following methods:

A. By certified mail, return receipt requested, postage prepaid, to the last known address of the intended recipient; or

B.     By  delivery  personally  to  the  intended  recipient.

2.)     EFFECTIVE  DATE  OF  NOTICE. If a written notice is sent or delivered by
        ----------------------------
either of the above methods, then the effective date of the notice for purposes of considering it to have been received by the intended recipient shall be the earliest of the following:

A. If by certified mail, return receipt requested, which is delivered, then or on the date the recipient, or anyone signing for the recipient, signed the return receipt;

B. If by certified mail, return receipt requested, which is not delivered, then on the date five business days after the date the notice was sent;

C. If by personal delivery to the intended recipient, then on the date the written notice was delivered personally to the recipient.

3.)     PROOF  OF  DELIVERY  OF  NOTICE.
        --------------------------------

A.     CERTIFIED  MAIL, RETURN RECEIPT REQUESTED. If the written notice was sent
       ------------------------------------------
by certified mail, return receipt requested, proof of sending may be shown by the U.S. Post Office receipt for the certified mail, return receipt requested and proof of delivery may be shown by the signed returned receipt and proof of attempted delivery sufficient for effective date of notice without delivery may be shown by the returned envelope with U.S. Post Office notations showing attempted delivery dates and notices to the intended recipient.

B.     PERSONAL  DELIVERY. Personal delivery of a written notice may be shown by
       -------------------
a signature of the intended recipient on a copy of the notice, together with the legend on the copy of the notice which will read, "Received," with the date received noted thereafter. Personal delivery may also be shown by a sworn statement of the person who delivered the notice, stating that the notice was delivered to the recipient or representative of recipient on the date of delivery, and attaching a copy of the notice, with reference in the sworn statement to the attached copy of the notice.

XIII     REMEDIES  AVAILABLE  IN  EVENT  OF  BREACH  OF  AGREEMENT;  VENUE.
         ------------------------------------------------------------------

In the event that any party breaches this Employment Agreement, the other party shall have the right to pursue any remedies available to the party claiming breach, including, but not limited to damages, injunctive relief and declaratory judgment, which may be available under the laws of the State of Washington. The parties agree that any claims shall be brought in the appropriate court(s) located in King County, Washington, which may have jurisdiction pursuant to Washington Law.

XIV     APPLICABLE  LAW

This Employment Agreement shall be construed and interpreted and enforceable pursuant to the laws of the State of Washington.

XV     ENTIRE  AGREEMENT.
       ------------------

This Employment Agreement states the entire agreement between the parties with respect to the employment of Picken by the Corporation. This Agreement cannot be modified by any oral agreement or course of conduct by either or both parties and any attempt at such modification shall be null and void. This Agreement may be modified only by a written document signed by each party.


     Effective  as  of  the  1st  day  of  October  2000.

EXECUTIVE  OFFICER:


                         S/Terrence K. Picken
                         ------------------------
                         Terrence  K. Picken


THE  CORPORATION:

     Magellan  Filmed  Entertainment



                    By: S/Patrick F. Charles
                    ------------------------


I certify that I know or have satisfactory evidence that is the person who appeared before me, and said person acknowledged that he/she signed this instrument and acknowledged it to be his/her free and voluntary act for the uses and purposes mentioned in instrument.

DATED:

                              S/Corinne J. Weber
                              -------------------------------------
                              Corinne  J.  Weber  -  Notary  Public
                              My  commission  expires:

                                   EXHIBIT "A"
Outline  of  General Terms and Conditions to Employment Agreements of Executives

Terrence  K.  Picken
--------------------

POSITIONS,  RESPONSIBILITY,  DUTIES  AND  AUTHORITY
---------------------------------------------------
Executive  Vice-President  and  Chief  Operating  Officer

TERM  OF  AGREEMENT
-------------------
Three  (3)  years  beginning  October  1,  2000.

OUTSIDE  ACTIVITIES
-------------------
Employee may engage in any other non-competitive activities. Time devoted to employer shall be "as considered necessary".

COMPENSATION
------------
1.     Base  Salary     -  First  Year          $120,000
                        -  Second  year         $150,000
                        -  Third  Year          $180,000

Payable monthly at the beginning of the month. Employee may elect to receive stock in payment of salary amounts in excess of $10,000 each month. Restricted stock shall be discounted up to 40% of trade price on the day the Company receives notice from employee.

2.     Regular  Annual  Bonuses
Annual bonus shall be based on pre-tax cash flow from operations as determined by Generally Accepted / Accounting Principles ("GAAP") for the years ending 12/31/2001, 12/31/02 and 12/31/03.

                                                 Bonus  For
                                     Amounts     Each  Layer
                                     -------     -----------
                              $1.00 - $250,000       5%
                           $250,001 - $500,000       4%
                           $500,001 - $750,000       3%
                           $750,001 - $1,000,000     2%
                           $1,000,001 and over       1%

Bonus  shall  be payable within 45 days following the Company's fiscal year end.

                                    Benefits
                                    --------
1.     Medical  and  health  care  program  or,  if none, a monthly cash premium
       --------------------------
payment  allowance.

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2.     Vacation  and  Holiday  Benefits
       --------------------------------
45  days  vacation
All  paid  holidays  observed  by  employer

3.     Other Employment Benefits which become available to the Executives of the
       -------------------------
Company

4.     Death  Benefits  up  to  six  months  salary  payable  to  the  estate.
       ---------------

Expense  Reimbursement,  Automobile  Allowance  and  Club  Dues
---------------------------------------------------------------
-     Out-of-pocket  expenses  reasonable  to  the  performance  of  duties
- Automobile allowance of $750 per month payable the first of each month plus incurred operating expenses
-     Club  dues,  membership  in  the  Bellevue  Athletic  Club

DISABILITY  COMPENSATION
------------------------
Up to six months salary based on certificate of a qualified M.D. or D.O. licensed by the State of Washington to practice in this state.

STOCK  OPTIONS
--------------
Immediate options on 1,000,000 common shares based on $0.10 per share exercisable within 5 years.

Options will not be cancelled in the event the employment agreement is terminated before the option expiration date. Other terms and conditions will follow the Company's Stock Incentive Plan when such plan is adopted by the company.



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